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                               December 7, 2001


VIA EDGAR
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Board of Directors
GE Life and Annuity Assurance Company
6610 W. Broad Street
Richmond, Virginia 23230

Ladies and Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Pre-Effective Amendment No. 1 to the Registration Statement on Form S-1 for GE Life and Annuity Assurance Company (File No. 333-69786). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                        Very Truly Yours,

                                        SUTHERLAND ASBILL & BRENNAN LLP


                                        By: /s/ Stephen E. Roth
                                           --------------------------------
                                            Stephen E. Roth